Exhibit 99.1
Pentair, Inc.
5500 Wayzata Blvd., Suite 800
Minneapolis, MN 55416
763 545 1730 Tel
763 656 5400 Fax
News Release
Pentair Announces Full Year 2008 Net Earnings Per Share From Continuing Operations of $2.59; Adjusted EPS of $2.20, Up Five Percent

•	Delivers record full year net earnings per share from continuing operations (EPS) of $2.59; or $2.20 on adjusted basis, up 5 percent versus 2007 adjusted EPS of $2.09

•	Reports fourth quarter sales of $768 million, down 5 percent year over year

•	Announces fourth quarter EPS of 22 cents or 41 cents on an adjusted basis
Adjusted 2008 and 2007 EPS exclude the impact of gains/losses from acquisitions and divestitures (2008), the settlement of the Horizon litigation (2008) and the negative impact associated with restructuring costs and impairment charges (2008 and 2007) and the one-time net tax benefits (2007). Adjusted 2008 and 2007 Operating Income and Margins exclude the settlement of the Horizon litigation, the negative impact associated with restructuring costs and impairment charges in the respective period. All financial information and period-to-period references are on a continuing operations basis unless otherwise noted. Reconciliations to discontinued operations as well as GAAP and non-GAAP. reconciliations are in the attached financial tables.
MINNEAPOLIS, Minn. — February 3, 2009 — Pentair, Inc. (NYSE: PNR) today announced fourth quarter 2008 net earnings per diluted share from continuing operations (EPS) of $0.22. This represents a decrease of 55 percent as compared to the $0.49 of EPS in the fourth quarter last year. Current period results include a negative $0.19 per share impact from restructuring and impairment charges. Adjusting for these items, fourth quarter 2008 EPS was $0.41, down 21 percent when compared to the year-earlier adjusted EPS of $0.52. The $0.41 per share of adjusted earnings was at the midpoint of the per share adjusted earnings guidance range of $0.40 to $0.42 that the company provided in December 2008.
Total company fourth quarter sales decreased five percent to $768 million, compared with $807 million in the fourth quarter of 2007. The company delivered fourth quarter operating income of $45 million. Excluding the effects of restructuring and impairment charges, the company delivered operating income of $74 million versus $97 million in the year-ago quarter. The company’s adjusted operating income included the negative impact of $3 million of integration and intangible amortization related to the second quarter 2008 transaction with GE Water & Process Technologies, a unit of the General Electric Company (GE), to combine the companies’ respective residential water filtration businesses into Pentair Residential Filtration (PRF). Overall, adjusted operating margins for the fourth quarter contracted 240 basis points to 9.6 percent. A positive 400 basis point impact from price and productivity did not offset a negative 640 basis point impact related to total inflation, lower sales volume and foreign exchange.
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“Through the first three quarters of 2008, a period when we met or exceeded our financial outlook, we recognized the global economy was slowing and we began taking aggressive cost reduction actions,” said Randall J. Hogan, Pentair chairman and CEO. “However, as we exited the third quarter, the speed and magnitude of the economic deterioration increased dramatically. This caused us to miss our original fourth quarter sales and earnings forecasts and set into motion an acceleration of additional cost actions. By the end of 2009, when compared to June of 2008, we will have reduced our headcount by over 15 percent and closed 17 facilities,” he added.
Fourth Quarter Business Highlights
The Water Group delivered $509 million in sales, a six percent decline year-over-year. The formation of PRF added three points of growth and foreign exchange reduced sales by two points. Slowing international and non-residential markets joined continuing softness in North American residential markets to negatively impact sales.
•	Global Flow Technologies sales were down five percent versus the year-ago quarter. Sales growth in pump equipment for global commercial, municipal and agricultural markets did not outpace further declines in North American and European residential markets.

•	Global Filtration sales declined two percent, or down twelve percent organically offset by the increased sales associated with PRF. Sales increases in the industrial filtration and desalination vertical markets did not offset declines in North American and European residential markets and in global foodservice markets.

•	Global Pool Equipment sales were down 12 percent as sales increases to commercial pool markets could not offset the prolonged decline in residential pool markets.

•	Europe, Middle East and Africa sales declined seven percent versus the year-ago quarter as Western European economies continued to slow in the fourth quarter.

•	Asia-Pacific sales declined seven percent as growth in China and India did not overcome volume declines and negative currency fluctuations in Australia and New Zealand.
The Water Group’s fourth quarter operating income totaled $32 million, a decrease of 51 percent as compared to $65 million in the same period last year. Excluding the effects of restructuring and impairment charges, the Group’s operating income was $52 million or 25 percent lower than the $69 million in the year-ago period. Adjusted operating margins of 10.2 percent contracted 250 basis points as the benefit from productivity actions and positive price did not offset the negative impact from inflation, decreased volumes and integration costs associated with the formation of PRF.
Technical Products delivered fourth quarter 2008 sales of $258 million, a decrease of two percent versus the year-earlier period as industrial and commercial demand slowed throughout the quarter.
•	Total electrical sales were up slightly as growth in energy, network and commercial overcame contraction in automotive and machine tools and other key markets.

•	Global electronic sales decreased approximately six percent as each major region experienced year-over-year sales declines.
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Technical Products’ fourth quarter reported operating income totaled $27 million, a decrease of 33 percent as compared to $40 million in the same quarter last year. Adjusting for restructuring expenses and impairment charges, operating income totaled $34 million, down 19 percent versus the $42 million in the fourth quarter 2007. Adjusted operating margins were 13.1 percent, a decrease of 260 basis points versus the year-ago period. In the quarter, the benefits from productivity and price could not offset the negative impact from total inflation, predominantly steel costs, and foreign exchange.
“The insurmountable combination of sales volume declines, high period-costs for steel and other materials, and actions we took to temporarily curb production in December impacted margins in the fourth quarter considerably,” said Hogan. “However, we are taking aggressive actions to align our cost structure and growth strategies to reflect the reality of the economy.”
fiscal year 2008 results
Total company sales of $3.35 billion for fiscal year 2008 increased 2.2 percent from $3.28 billion a year ago. For the year, the company reported EPS of $2.59. This represents an increase of 22 percent as compared to the $2.12 of reported EPS in 2007. Full year 2008 results included the favorable impact of the 86 cents per share gain from the formation of PRF, the negative 33 cents per share impact from restructuring actions and impairment charges and the negative 14 cents per share impact from the settlement of the Horizon litigation. Full year 2007 adjusted EPS of $2.09 excluded the favorable impact of $0.13 per share from one-time net tax benefits and a negative $0.10 per share impact from restructuring costs.
For the year, Pentair generated $164 million in free cash flow. Excluding the impact of $28 million for the settlement of the Horizon litigation, $18 million for restructuring and related expenses and $8 million for pension fund contributions, free cash flow was $218 million. In 2007, the company generated $281 million of free cash flow on a continuing operations basis. In 2008, the company paid a $0.68 dividend for each share of common stock and repurchased 1.55 million shares of stock in 2008. The company recently announced a dividend increase to $0.72 for each share of common stock.
“Pentair delivered solid results in 2008 despite a tumultuous economic environment that included unplanned headwinds around commodities, currency, and market-based credit and financial crises,” said Hogan. “We generated record full year sales and earnings per share, we improved our portfolio by divesting three non-core businesses and we strengthened our position in filtration by the formation of PRF. We exit the year with new technologies, more global distribution capabilities, a leaner manufacturing footprint and many actions underway that will enable us to remain competitive.”
Outlook
The company updates first quarter 2009 earnings per share guidance in the range of $0.20 to $0.30, a decrease of 43 to 62 percent year-over-year. The updated first quarter guidance range reflects additional in-the-period restructuring expenses associated with increased severance costs, plant shutdowns, and a continued curbing of production early in the quarter. The company maintains its full year 2009 EPS guidance range of $1.70 to $2.00, a decrease of 9 to 23 percent versus 2008 adjusted EPS. The company expects full year 2009 free cash flow to equal or exceed net income.
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“We expect our quarterly 2009 earnings results will improve sequentially as we realize the benefits of our cost actions and the benefit of approximately three percent net material deflation,” said Hogan. “However, we expect first quarter 2009 results will be down significantly year-over-year. In the first quarter of 2009, we are forecasting sales levels at December 2008 run-rates levels in each business except for our Pool business, which we believe will be more negative. Additionally, restructuring related expenses will be at their peak early in the year. Unfortunately, the benefits from those restructuring actions, as well as from material deflation, will not yet have been realized in our first quarter operating results,” Hogan added.
“Given the uncertain depth and length of the global recession, our full year 2009 outlook reflects our expectation that sales volumes across our four global business units will decline around 10 percent as the economic environment remains soft,” said Hogan. “While we don’t see the global economy improving in 2009, we believe that when it does improve our structural cost reductions and improved end-market focus position us for rapid earnings growth and cash flow generation.”
Earnings Conference Call
Pentair Chairman and CEO Randall J. Hogan and Chief Financial Officer John L. Stauch will discuss the Company’s 2008 performance, and first quarter and full year 2009 guidance on a two-way conference call with investors at 12:00 p.m. Eastern today. Reconciliation of any non-GAAP financial measures are set forth in the attachments to this fourth quarter 2008 earnings release and in the fourth quarter 2008 earnings release conference call presentation, both of which can be found at Pentair’s web site (www.pentair.com). Related financial charts and certain other information to be discussed on the conference call will be available on the company’s website shortly before the conference call. The web cast and presentation will be archived at the same site following the conclusion of the conference call.
Caution concerning forward-looking statements
Any statements made about the company’s anticipated financial results are forward-looking statements subject to risks and uncertainties such as the breadth and severity of the global economic downturn; the strength of housing and related markets; the ability to integrate acquisitions successfully and the risk that expected synergies may not be fully realized or may take longer to realize than expected; foreign currency effects; retail and industrial demand; product introductions; and pricing and other competitive pressures, as well as other risk factors set forth in our SEC filings. Forward-looking statements included herein are made as of the date hereof, and the company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.
About Pentair, Inc.
Pentair (www.pentair.com) is a diversified operating company headquartered in Minnesota. Its Water Group is a global leader in providing innovative products and systems used worldwide in the movement, treatment, storage and enjoyment of water. Pentair’s Technical Products Group is a leader in the global enclosures and thermal management markets, designing and manufacturing thermal management products and standard, modified, and custom enclosures that house and protect sensitive electronics and electrical components. With 2008 revenues of $3.35 billion, Pentair employs approximately 15,000 people worldwide.
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Pentair Contacts:
Todd Gleason
Vice President, Strategic Planning & Investor Relations
Tel.: (763) 656-5570
E-mail: todd.gleason@pentair.com
Media Inquiries: please call Betsy Day at (763) 656-5537
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Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Three months ended		Year ended
	December 31	December 31	December 31	December 31
In thousands, except per-share data	2008	2007	2008	2007

Net sales	$767,637	$806,670	$3,351,976	$3,280,903
Cost of goods sold	538,144	551,123	2,337,426	2,268,205

Gross profit	229,493	255,547	1,014,550	1,012,698
% of net sales	29.9%	31.7%	30.3%	30.9%
Selling, general and administrative	169,149	150,424	606,980	576,828
% of net sales	22.0%	18.6%	18.1%	17.6%
Research and development	15,147	14,123	62,450	56,821
% of net sales	2.0%	1.8%	1.9%	1.7%
Legal settlement	—	—	20,435	—

Operating income	45,197	91,000	324,685	379,049
% of net sales	5.9%	11.3%	9.7%	11.6%

Other (income) expense:

Gain on sale of interest in subsidiaries	—	—	(109,648)	—
Equity losses of unconsolidated subsidiary	608	1,027	3,041	2,865
Loss on early extinguishment of debt	—	—	4,611	—
Net interest expense	13,744	16,907	59,435	68,393
% of net sales	1.8%	2.1%	1.8%	2.1%
Other	106	1,230	106	1,230

Income from continuing operations before income taxes and minority interest	30,739	71,836	367,140	306,561
% of net sales	4.0%	8.9%	11.0%	9.3%
Provision for income taxes	9,245	22,758	108,344	94,443
Effective tax rate	30.1%	31.8%	29.5%	30.8%
Minority interest	333	—	2,433	—

Income from continuing operations	21,161	49,078	256,363	212,118

Loss from discontinued operations, net of tax	(2,131)	(764)	(5,783)	(1,629)

Gain (loss) on disposal of discontinued operations, net of tax	(14,441)	231	(21,846)	438

Net income	$4,589	$48,545	$228,734	$210,927

Earnings (loss) per common share
Basic
Continuing operations	$0.22	$0.50	$2.62	$2.15
Discontinued operations	(0.17)	(0.01)	(0.28)	(0.01)

Basic earnings per common share	$0.05	$0.49	$2.34	$2.14

Diluted
Continuing operations	$0.22	$0.49	$2.59	$2.12
Discontinued operations	(0.17)	(0.01)	(0.28)	(0.01)

Diluted earnings per common share	$0.05	$0.48	$2.31	$2.11

Weighted average common shares outstanding
Basic	97,422	98,448	97,887	98,762
Diluted	98,299	99,859	99,068	100,205

Cash dividends declared per common share	$0.17	$0.15	$0.68	$0.60
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Pentair, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31	December 31
In thousands	2008	2007

Assets
Current assets
Cash and cash equivalents	$39,344	$70,795
Accounts and notes receivable, net	461,081	461,408
Inventories	417,287	379,018
Deferred tax assets	51,354	50,511
Prepaid expenses and other current assets	63,113	35,799
Current assets of discontinued operations	—	40,490

Total current assets	1,032,179	1,038,021

Property, plant and equipment, net	343,881	361,690

Other assets
Goodwill	2,101,851	1,999,119
Intangibles, net	515,508	487,028
Other	59,794	82,238
Non-current assets of discontinued operations	—	32,518

Total other assets	2,677,153	2,600,903

Total assets	$4,053,213	$4,000,614

Liabilities and Shareholders’ Equity
Current liabilities
Short-term borrowings	$—	$13,586
Current maturities of long-term debt	624	5,075
Accounts payable	217,898	227,786
Employee compensation and benefits	90,210	111,082
Current pension and post-retirement benefits	8,890	8,557
Accrued product claims and warranties	41,559	49,077
Income taxes	5,451	14,999
Accrued rebates and sales incentives	28,897	36,430
Other current liabilities	104,975	90,021
Current liabilities of discontinued operations	—	3,704

Total current liabilities	498,504	560,317

Other liabilities
Long-term debt	953,468	1,041,925
Pension and other retirement compensation	270,139	161,042
Post-retirement medical and other benefits	34,723	37,147
Long-term income taxes payable	28,139	21,306
Deferred tax liabilities	146,559	166,917
Other non-current liabilities	101,612	97,085
Non-current liabilities of discontinued operations	—	4,004

Total liabilities	2,033,144	2,089,743

Minority interest	121,388	—

Shareholders’ equity	1,898,681	1,910,871

Total liabilities and shareholders’ equity	$4,053,213	$4,000,614

Days sales in accounts receivable (13 month moving average)	57	53
Days inventory on hand (13 month moving average)	79	74
Days in accounts payable (13 month moving average)	59	55
Debt/total capital	33.4%	35.7%

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Pentair, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)

	Year ended
	December 31	December 31
In thousands	2008	2007

Operating activities
Net income	$228,734	$210,927
Adjustments to reconcile net income to net cash provided by (used for) operating activities
Loss from discontinued operations	5,783	1,629
(Gain) loss on disposal of discontinued operations	21,846	(438)
Equity losses of unconsolidated subsidiary	3,041	2,865
Minority interest	2,433	—
Depreciation	59,673	57,603
Amortization	27,608	25,561
Deferred income taxes	40,754	(16,652)
Stock compensation	20,572	22,913
Excess tax benefits from stock-based compensation	(1,617)	(4,204)
Other	510	(1,929)
Gain on sale of interest in subsidiaries	(109,648)	—
Changes in assets and liabilities, net of effects of business acquisitions and dispositions
Accounts and notes receivable	(18,247)	(19,068)
Inventories	(33,311)	14,714
Prepaid expenses and other current assets	(27,394)	2,175
Accounts payable	(1,973)	19,482
Employee compensation and benefits	(21,919)	3,995
Accrued product claims and warranties	(7,286)	4,763
Income taxes	(4,409)	2,849
Other current liabilities	8,987	(3,218)
Pension and post-retirement benefits	301	6
Other assets and liabilities	18,174	13,017

Net cash provided by (used for) continuing operations	212,612	336,990
Net cash provided by (used for) operating activities of discontinued operations	(8,397)	4,288

Net cash provided by (used for) operating activities	204,215	341,278

Investing activities
Capital expenditures	(53,089)	(61,516)
Proceeds from sale of property and equipment	4,741	5,198
Acquisitions, net of cash acquired or received	(2,027)	(487,561)
Divestitures	37,907	—
Other	(12)	(5,544)

Net cash provided by (used for) investing activities	(12,480)	(549,423)

Financing activities
Net short-term borrowings (repayments)	(16,994)	(1,830)
Proceeds from long-term debt	715,000	1,269,428
Repayment of long-term debt	(805,016)	(954,077)
Debt issuance costs	(114)	(1,876)
Excess tax benefits from stock-based compensation	1,617	4,204
Proceeds from exercise of stock options	5,590	7,388
Repurchases of common stock	(50,000)	(40,641)
Dividends paid	(67,284)	(59,910)

Net cash provided by (used for) financing activities	(217,201)	222,686

Effect of exchange rate changes on cash and cash equivalents	(5,985)	1,434

Change in cash and cash equivalents	(31,451)	15,975
Cash and cash equivalents, beginning of period	70,795	54,820

Cash and cash equivalents, end of period	$39,344	$70,795

Free cash flow

Net cash provided by (used for) continuing operations	$212,612	$336,990
Capital expenditures	(53,089)	(61,516)
Proceeds from sale of property and equipment	4,741	5,198

Free cash flow	$164,264	$280,672

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Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment for 2008 (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Fourth Qtr	Year
In thousands	2008	2008	2008	2008	2008

Net sales to external customers
Water	$544,686	$594,118	$557,976	$509,362	$2,206,142
Technical Products	285,460	304,260	297,839	258,275	1,145,834

Consolidated	$830,146	$898,378	$855,815	$767,637	$3,351,976

Intersegment sales
Water	$372	$139	$305	$228	$1,044
Technical Products	1,138	1,034	765	1,081	4,018
Other	(1,510)	(1,173)	(1,070)	(1,309)	(5,062)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water	$65,035	$59,475	$49,684	$32,163	$206,357
Technical Products	45,337	49,732	47,585	26,661	169,315
Other	(13,045)	(12,660)	(11,655)	(13,627)	(50,987)

Consolidated	$97,327	$96,547	$85,614	$45,197	$324,685

Operating income as a percent of net sales
Water	11.9%	10.0%	8.9%	6.3%	9.4%
Technical Products	15.9%	16.3%	16.0%	10.3%	14.8%
Consolidated	11.7%	10.7%	10.0%	5.9%	9.7%
Pentair, Inc. and Subsidiaries
Supplemental Financial Information by Reportable Business Segment for 2007 (Unaudited)

	First Qtr	Second Qtr	Third Qtr	Fourth Qtr	Year
In thousands	2007	2007	2007	2007	2007

Net sales to external customers
Water	$527,703	$627,420	$533,676	$541,971	$2,230,770
Technical Products	252,583	257,150	275,701	264,699	1,050,133

Consolidated	$780,286	$884,570	$809,377	$806,670	$3,280,903

Intersegment sales
Water	$214	$46	$207	$196	$663
Technical Products	896	1,689	1,526	1,192	5,303
Other	(1,110)	(1,735)	(1,733)	(1,388)	(5,966)

Consolidated	$—	$—	$—	$—	$—

Operating income (loss)
Water	$63,535	$89,394	$55,615	$65,133	$273,677
Technical Products	31,631	36,140	46,237	39,578	153,586
Other	(12,665)	(12,582)	(9,256)	(13,711)	(48,214)

Consolidated	$82,501	$112,952	$92,596	$91,000	$379,049

Operating income as a percent of net sales
Water	12.0%	14.2%	10.4%	12.0%	12.3%
Technical Products	12.5%	14.1%	16.8%	15.0%	14.6%
Consolidated	10.6%	12.8%	11.4%	11.3%	11.6%
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Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2008	2008	2008	2008	2008

Net sales	$830,146	$898,378	$855,815	$767,637	$3,351,976

Operating income — as reported	97,327	96,547	85,614	45,197	324,685
% of net sales	11.7%	10.7%	10.0%	5.9%	9.7%
Adjustments:
Restructuring and asset impairment	—	2,586	15,207	28,377	46,170
Horizon settlement	—	20,435	—	—	20,435

Operating income — as adjusted	97,327	119,568	100,821	73,574	391,290
% of net sales	11.7%	13.3%	11.8%	9.6%	11.7%

Income from continuing operations — as reported	52,463	139,837	42,902	21,161	256,363
Adjustments — tax affected
Restructuring and asset impairment	—	1,707	10,037	18,729	30,473
Horizon settlement	—	13,487	—	—	13,487
Gain on PRF transaction	—	(85,832)	—	—	(85,832)
Bond tender	—	—	3,043	—	3,043

Income from continuing operations — as adjusted	52,463	69,199	55,982	39,890	217,534

Continuing earnings per common share — diluted
Diluted earnings per common share — as reported	$0.53	$1.41	$0.43	$0.22	$2.59
Adjustments	—	(0.71)	0.13	0.19	(0.39)

Diluted earnings per common share — as adjusted	$0.53	$0.70	$0.56	$0.41	$2.20

Weighted average common shares outstanding — Diluted	99,558	99,509	99,319	98,299	99,068
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2007 to the “Adjusted” non-GAAP excluding the effect of 2007 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands, except per-share data	2007	2007	2007	2007	2007

Net sales	$780,286	$884,570	$809,377	$806,670	$3,280,903

Operating income — as reported	82,501	112,952	92,596	91,000	379,049
% of net sales	10.6%	12.8%	11.4%	11.3%	11.6%
Adjustments	—	—	9,192	5,970	15,162

Operating income — as adjusted	82,501	112,952	101,788	96,970	394,211
% of net sales	10.6%	12.8%	12.6%	12.0%	12.0%

Income from continuing operations — as reported	43,197	60,976	58,867	49,078	212,118
Adjustments — tax affected	—	—	6,246	3,881	10,127
Non-recurring tax items	(145)	(83)	(11,517)	(1,073)	(12,818)

Income from continuing operations — as adjusted	43,052	60,893	53,596	51,886	209,427

Continuing earnings per common share — diluted
Diluted earnings per common share — as reported	$0.43	$0.61	$0.59	$0.49	$2.12
Adjustments	—	—	(0.06)	0.03	(0.03)

Diluted earnings per common share — as adjusted	$0.43	$0.61	$0.53	$0.52	$2.09

Weighted average common shares outstanding — Diluted	100,271	100,371	100,365	99,859	100,205
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Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2008 to the “Adjusted” non-GAAP excluding the effect of 2008 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2008	2008	2008	2008	2008

Water
Net sales	$544,686	$594,118	$557,976	$509,362	$2,206,142

Operating income — as reported	65,035	59,475	49,684	32,163	206,357
% of net sales	11.9%	10.0%	8.9%	6.3%	9.4%
Adjustments
Restructuring and asset impairment	—	2,157	13,438	19,628	35,223
Horizon settlement	—	20,435	—	—	20,435

Operating income — as adjusted	65,035	82,067	63,122	51,791	262,015
% of net sales	11.9%	13.8%	11.3%	10.2%	11.9%

Technical Products
Net sales	$285,460	$304,260	$297,839	$258,275	$1,145,834

Operating income — as reported	45,337	49,732	47,585	26,661	169,315
% of net sales	15.9%	16.3%	16.0%	10.3%	14.8%
Adjustments/Restructuring and asset impairment	—	429	633	7,209	8,271

Operating income — as adjusted	45,337	50,161	48,218	33,870	177,586
% of net sales	15.9%	16.4%	16.2%	13.1%	15.5%
Pentair, Inc. and Subsidiaries
Reconciliation of the GAAP “As Reported” year ending December 31, 2007 to the “Adjusted” non-GAAP excluding the effect of 2007 adjustments (Unaudited)

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Year
In thousands	2007	2007	2007	2007	2007

Water
Net sales	$527,703	$627,420	$533,676	$541,971	$2,230,770

Operating income — as reported	63,535	89,394	55,615	65,133	273,677
% of net sales	12.0%	14.2%	10.4%	12.0%	12.3%
Adjustments	—	—	9,843	3,897	13,740

Operating income — as adjusted	63,535	89,394	65,458	69,030	287,417
% of net sales	12.0%	14.2%	12.3%	12.7%	12.9%

Technical Products
Net sales	$252,583	$257,150	$275,701	$264,699	$1,050,133

Operating income — as reported	31,631	36,140	46,237	39,578	153,586
% of net sales	12.5%	14.1%	16.8%	15.0%	14.6%
Adjustments	—	—	(652)	2,073	1,421

Operating income — as adjusted	31,631	36,140	45,585	41,651	155,007
% of net sales	12.5%	14.1%	16.5%	15.7%	14.8%
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